Exhibit 10.6




                         SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

                                  by and among


                                  AVANTIUM B.V.
                   (to be renamed AVANTIUM INTERNATIONAL B.V.)
                                (as the Company)


                        B.V. LICHT EN KRACHT MAATSCHAPPIJ
                          (as the Chemical Shareholder)


                             SMITHKLINE BEECHAM PLC
                                S.R. ONE, LIMITED
                      (as the Pharmaceutical Shareholders)


                                GSE SYSTEMS, INC.
                        (as the Informatics Shareholder)


                         DELFT UNIVERSITY OF TECHNOLOGY
                              UNIVERSITY OF TWENTE
                       EINDHOVEN UNIVERSITY OF TECHNOLOGY
                        (as the University Shareholders)


                           THE GENERICS GROUP LIMITED
                              ALPINVEST HOLDING NV
                         (as the Financial Shareholders)

                          Dated as of February 24, 2000

--------------------------------------------------------------------------------


                        CARON & STEVENS/BAKER & McKENZIE
                                 Leidseplein 29
                                1017 PS Amsterdam
                                 The Netherlands

          The shares in the share capital of Avantium B.V. (to be renamed Avantium International B.V.) to be offered and purchased pursuant to this Agreement are to be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution only to individuals or legal entities who or which trade or invest in securities in the conduct of business or a profession - such as banks, brokers, dealers, institutional investors and multinationals with a treasury department - in accordance with Article 2 of the Netherlands Exemption Regulation to the Act on the Supervision on Securities Transactions 1995 ("Vrijstellingsregeling Wet toezicht effectenverkeer 1995").
               ("Vrijstellingsregeling Wet toezicht effectenverkeer 1995").
                                       TABLE OF CONTENTS


Article 1. Definitions and Interpretation   7
Article 2. Company's Articles of Association
                Shares and Corporate Governance      10
Article 3. Issue and Subscription   9
Article 4. Conditions Precedent     10
Article 5. Completion      10
Article 6. Decision Procedure within One Group of Shareholders         12
Article 7. Stock Option Plan        12
Article 8. Transfer of Shares       12
Article 9. Preference in Liquidation and Sales Proceeds       13
Article 10. Conversion Right        14
Article 11. Weighted Average Anti-Dilution Adjustment         14
Article 12. Registration Right      20
Article 13. Drag-along Right        15
Article 14. Tag-along Right         16
Article 15. Redemption Right        22
Article 16. Limitation on Shareholding      16
Article 17. Dividends      16
Article 18. Reporting      17
Article 19. Representations and Warranties  17
Article 20. Confidentiality         18
Article 21. Company's Auditors      18
Article 22. Shareholders and Customer Treatment      18
Article 23. Notices        19
Article 24. Expenses       30
Article 25. Governing Law and Jurisdiction  31
Article 26. Counterparts   31
Article 27. General Provisions      31

Exhibits
Exhibit 1         Articles
Exhibit 2         Notarial Deed
Exhibit 3         Business Principles
Exhibit 4         Technology Transfer Agreement Shell
Exhibit 5         Technology Transfer Agreement SmithKline
Exhibit 6         Technology Transfer Agreement GSE
Exhibit 7A        Letter of Intent
Exhibit 7B        Employment Agreement
Exhibit 8         Secondment Agreement








Schedules
Schedule 1        Business Plan
Schedule 2        Shareholdings
Schedule 3        Resolution Incorporator
Schedule 4        Stock Option Plan
Schedule 5        Deed of Adherence
Schedule 6        Terms of Business
Schedule 7        Terms of Sale and Purchase
Schedule 8        Weighted Average Anti-Dilution Adjustment

          THIS SUBSCRIPTION AND SHAREHOLDERS AGREEMENT (the Agreement) is made and entered into on this 24th day of February, 2000, by and among:

          1. AVANTIUM B.V. (the Company), a private company with limited liability, with its registered address at Carel van Bylandtlaan 30,
          2596  HR  The  Hague,   The  Netherlands   (to  be  renamed   AVANTIUM
          INTERNATIONAL B.V.)

          2. B.V. LICHT EN KRACHT MAATSCHAPPIJ "Shel"), a private company with
          limited   liability,   with  its  registered   address  at  Carel  van
          Bylandtlaan 30, 2596 HR The Hague, The Netherlands;

          3. SMITHKLINE BEECHAM PLC ("SmithKline"), a public company with its registered address at New Horizons Court, Brentford, Middlesex TW8 9EP, United Kingdom;

          4. S.R. ONE, LIMITED ("SRO"), a private company with limited liability, with its registered address at Four Tower Bridge, 200 Barr Harbor Drive, Suite 250, West Conshohocken, PA 19428, United States of America;

          5. GSE SYSTEMS, INC. ("GSE"), a Delaware public company, with its registered address at 9189 Red Branch Road, Columbia, Maryland 21045, United States of America;

          6. DELFT UNIVERSITY OF TECHNOLOGY ("Delft"), a university, with its registered address at Julianalaan 134, 2628 BL Delft, The Netherlands

          7. UNIVERSITY OF TWENTE ("Twente"), a university, with its registered address at Drienerlaan 5, 7522 NB Enschede, The Netherlands;

          8. EINDHOVEN UNIVERSITY OF TECHNOLOGY ("Eindhoven"), a university, with its registered address at Den Dolech 2, HG 1.03, 5612 AZ Eindhoven, The Netherlands;

          9. THE GENERICS GROUP LIMITED ("Generics"), a private company with limited liability, with its registered address at Harston Mill, Harston, Cambridge CB2 5NH, United Kingdom; and

          10. ALPINVEST HOLDING NV ("Alpinvest"), a public company with limited liability, with its registered address at Gooimeer 3, 1411 DC Naarden-Vesting, The Netherlands;

each of the parties to this Agreement a "Party" and collectively the Parties; Party 2 the "Chemical Shareholder";
Parties 3 and 4 collectively the "Pharmaceutical Shareholders";
Party 5 the "Informatics Shareholder";
Parties 2 through 5 collectively the "Industry Shareholders";
Parties 6 through 8 collectively the "University Shareholders";
Parties 9 and 10 collectively the "Financial Shareholders"; and
Parties 2 through 10 collectively the "Shareholders";




WHEREAS:


          A. The Company is incorporated by Shell ( the "Incorporator") on January 28, 2000, in order to develop high-speed experimentation and simulation technologies, also referred to as HSE & S, for application in new product and process development in the pharmaceutical, petrochemical and fine chemical, bio technology and polymers industries (the "Business").

          B. The Company has or will have, as soon as possible after the Completion Date, incorporated as its operating company Avantium Technologies B.V., a directly wholly-owned subsidiary

          C. The Shareholders have agreed to subscribe for shares in the Company on the terms and conditions of this Agreement so that the Business can be established.

          D. The Company has delivered to the Shareholders a business plan (the Business Plan), a copy of which is attached hereto as Schedule 1.

          E. Each of the Shareholders has conducted and to its satisfaction finalized its own independent due diligence investigation as to the viability of the Business Plan.

          F. A due diligence investigation as to the viability of the Business Plan, including but not limited to the Intellectual Property Rights (as hereinafter defined) and Tangibles (as hereinafter defined), has been completed and the results of the due diligence exercise are satisfactory to the Shareholders in their sole and absolute discretion.

          G. A copy of the Business  Plan has been  submitted to the  Securities
          Supervision  Board  (Stichting  Toezicht   Effectenverke)  of  the
          Netherlands pursuant to article 2 of the Exemption Regulation to the Act on the Supervision of the Securities Trade Act 1995 (Vrijstellingsregeling Wet Toezicht Effectenverkeer 1995)

          H. The Parties hereto wish to have their mutual relations and their respective rights and obligations in respect of their investment and their resulting shareholdings in the Company to be governed by the provisions of this Agreement and the articles of association of the Company.

          DECLARED TO HAVE AGREED AS FOLLOWS
          Article 1. Definitions and Interpretation

1.1In this Agreement and all of its schedules (hereinafter individually referred to as a ("Schedule") and exhibits (hereinafter individually referred to as an (Exhibit), the following capitalized words shall have the meaning referred to in the provisions indicated below:

Agreement...........................................................introduction
Alpinvest...........................................................introduction
Articles.............................................................Article 2.1
Board................................................................Article 2.3
Board of Managing Directors..........................................Article 2.3
Business Plan..........................................................recital D
Business Principles..................................................Article 5.3
Business...............................................................recital A
Cash.................................................................Article 3.1
Chemical Shareholder................................................introduction
Common Shares........................................................Article 2.2
Company.............................................................introduction
Completion...........................................................Article 5.1
Completion Date......................................................Article 5.1
Conditions...........................................................Article 4.1
Deed of Adherence....................................................Article 8.3
Delft...............................................................introduction
Documentation........................................................Article 5.3
Eindhoven...........................................................introduction
Exhibit..............................................................Article 1.1
Financial Shareholders..............................................introduction
Foundation...........................................................Article 7.2
Generics............................................................introduction
GMS..................................................................Article 7.1
GSE.................................................................introduction
Incidental Shares...................................................Article 12.2
Incorporator...........................................................recital A
Industry Shareholders...............................................introduction
Informatics Shareholder.............................................introduction
Intellectual Property Rights.........................................Article 3.1
IPO.................................................................Article 12.1
Negotiator..........................................................Article 13.2
Notarial Deed........................................................Article 3.5
Parties.............................................................introduction
Party...............................................................introduction
Pharmaceutical Shareholders.........................................introduction
Preferred Proceeds...................................................Article 9.1
Preferred Shares.....................................................Article 2.2
Registration Shares.................................................Article 12.1
Schedule.............................................................Article 1.1
Shares...............................................................Article 2.2
Shareholders........................................................introduction
Shell...............................................................introduction
SmithKline..........................................................introduction
SRO.................................................................introduction
Stock Option Plan....................................................Article 7.1
Supervisory Board....................................................Article 2.3
Tangibles............................................................Article 3.1
Technology Transfer Agreements.......................................Article 8.1
Twente..............................................................introduction
University Shareholders.............................................introduction

               1.2The recitals, the exhibits and the schedules to this Agreement form an integral part of this Agreement and any reference to this Agreement includes such recitals, exhibits and schedules. In this Agreement, reference to a recital, article, exhibit or schedule is a reference to a recital, article of, or exhibit or schedule to this Agreement, unless the context requires otherwise.

               1.3In this Agreement, unless the context indicates otherwise, references to the singular shall include references to the plural and vice versa and references to any pronoun shall include the corresponding masculine, female or neuter, and references to persons shall include bodies and corporate and unincorporated associations of persons.

               1.4In this Agreement a reference to a particular agreement, enactment, regulation or other document shall be construed as a reference to such agreement, enactment, regulation or document as it may from time to time be binding, enforceable or in force, as such agreement, enactment, regulation or document may be novated, assigned, re-enacted (with or without modification), restated, consolidated, amended or supplemented from time to time hereafter.

               1.5In this Agreement a reference to a company or other legal entity shall be construed so as to include any legal entity or entities into which such company may during the continuance of this Agreement be merged by means of a statutory merger or into which it may be split up or demerged.

               1.6In this Agreement headings are inserted for convenience only and shall not affect the construction of this Agreement.

               Article  2.  Company'   Articles  of  Association,   Shares  and
               Corporate Governance

               2.1Upon Completion, the Incorporator shall have incorporated the Company as a private limited liability company ("besloten vennootschap met beperkte aansprakelijkheid" under the laws of the Netherlands. The Company' articles of association (as may be amended from time to time, the "Articles") are substantially in the form as attached hereto, as Exhibit 1.

               2.2The Company's share capital shall be divided into two types of shares (collectively the ("Shares"): (i) common shares (the "Common Shares"), each such share having a nominal value of EUR 1 (one Euro); and (ii) preferred shares (the "Preferred Shares"), each such share having a nominal value of EUR 1 (one Euro).

               2.3 The Company shall have a board (the  "Board"),  consisting of
               (i) a board of managing directors ("statutair bestuur") of the Company (the "Board of Managing Directors") and (ii) a supervisory board (the "Supervisory Board").


               2.4 In addition to the Articles, the members of the Supervisory Board shall each serve for a period of 2 (two) years. Each director may be reappointed.

               2.5 In addition to the Articles, the Board shall appoint the members to the scientific advisory board. Furthermore, any and all transactions to be entered into between the Company and any of its Shareholders require the prior written approval of the Board

               2.6 In addition to the Articles, Shareholders who do not have an employee directly nominated as a member of the Supervisory Board have observation rights to the Supervisory Board. 2.7 Each group of Shareholders is required to nominate one supervisory director ("commissaris") of the Company. All Shareholders shall vote their shares to ensure that the nominees so nominated by the different groups of Shareholders shall be appointed accordingly.

               Article 3. Issue and Subscription

               3.1The Incorporator agrees to procure that the Company issues to each Shareholder appearing in column 1 of Schedule 2 the number of Preferred Shares and Common Shares as set forth against that Shareholders name in respectively columns 3(i) and 4(i) of
               Schedule 2 in consideration for the payment by such Shareholder of the amount in cash ("Cash"), and/or intellectual property rights ("Intellectual Property Rights") and/or tangibles in kind ("Tangibles") as set forth against its name in respectively columns 5(i), 5(ii) and 5(iv) of Schedule 2 and at such time as set forth against its name in respectively columns 5(i), 5(ii) and 5(iv) of Schedule 2, provided, however, that such issue occurs within two (2) months after the date of this Agreement. To that effect, the Incorporator shall at the date hereof execute a shareholders' resolution, substantially in the form as set forth in Schedule 3, authorizing the Board of Managing Directors to issue such shares. Furthermore, Schedule 3 sets forth such number of shares against such share issue price to be issued to such potential shareholders which the Board is empowered to issue shares to, such issue referred to in Schedule 2 as the "Second Closing".

               3.2Each of the Shareholders hereby agree to subscribe to the same, all subject to the terms and conditions of this Agreement.

               3.3Each of the Shareholders subscribing to Preferred Shares pays for a Preferred Share a par value of EUR 1 (one Euro) and a surplus ("agio") of EUR 9.2167 (nine Euros and twenty-one point sixty-seven eurocents).

               3.4Each of the Shareholders agrees to procure that prior to the issue, it shall have made the payment of Cash payable by such Shareholder to the Company as contribution to the shares to be issued to such Shareholder on each of the dates as set forth against its name in respectively columns 5(i) and 5(iv) of
               Schedule 2 into account number 54.31.72.201 with ABN AMRO Bank in the name of "Stichting Derdengelden Notariaat Caron & Stevens" (SWIFT-code ABN-ANL 2A).

               3.5The shares will be issued to each of the Shareholders pursuant to a notarial deed ("Notarial Deed") in the form as attached hereto as Exhibit

               2, which will be executed by one of the civil law notaries of Caron & Stevens / Baker & McKenzie in Amsterdam, The Netherlands.



               3.6Each of the Shareholders may for internal purposes hold its Shares through an affiliate, whereby such Shareholder controls such affiliate and whereby "control" means the right or power to direct or cause the direction of the management and/or policies of such affiliate whether through the ownership of securities with the right to vote, under or pursuant to any contract or voting arrangement, or under or pursuant to any statute or sovereign power, or otherwise, provided however that the obligations under this Agreement shall remain vested in such Shareholder.


               Article 4. Conditions Precedent

               4.1The  obligations  of each of the Parties under this  Agreement
               are   conditional   upon  the  following   conditions   precedent
               ("opschortende voorwaarden") ("Conditions"):

               (a) Parties having reached agreement on the Documentation (as hereinafter defined in Article 5.3);

               (b) all consents and approvals of the Shareholders, the Company, all government authorities and all third parties that are required under the laws of the Netherlands in connection with the transactions as contemplated by this Agreement being obtained and in full force and effect at the Completion Date (as hereinafter defined);

               (c) the European Commission having been notified and approval or sufficient comfort obtained; and

               (d) the payments of Cash pursuant to Article 3.4 having been made.

               4.2Unless specifically waived by the Shareholders, if any of the Conditions shall not be fulfilled on or before the Completion Date (as hereinafter defined), this Agreement shall terminate and cease to have any effect (unless such date is extended by mutual written agreement between the Parties), except that the termination of this Agreement does not affect accrued rights and obligations of the Parties at the date of termination including those obligations of confidentiality.


               Article 5. Completion

               5.1Subject to the provisions of Article 4, completion ("Completion") shall take place on February 24, 2000 or at such later date as Parties have agreed upon (the "Completion Date") at the offices of Caron & Stevens / Baker & McKenzie, Leidseplein 29, 1017 PS Amsterdam, The Netherlands or at such other place as shall be mutually agreed between the Parties.

               5.2At Completion, all of the following actions shall be effected:

               (a) the Parties shall execute and deliver the Documentation as hereinafter defined I in Article 5.3;

               (b) the Incorporator shall appoint each of (i) Dr. Ian Maxwell and (ii) Mr. Richard John Artley as a managing director ("statutair bestuurder") of the Company, and shall accept the resignation of Mr. Maarten Geuze, Mr. Piet Hein Dieters and Mr. Jan van der Eijk as directors of the Company;

               (c) the Company shall provide a duly executed shareholders' resolution, substantially in the form of Schedule 3, authorizing the Board of Managing Directors to issue the shares, as further set forth in Article 3.1;

               (d) the Company and each of the Shareholders shall appear before the civil law notary to execute the Notarial Deed;

               (e) the Shareholders shall appoint each of (i) Mr. Maarten Geuze, as the nominee of the Chemical Shareholder, (ii) Mrs. Elaine V. Jones, as the nominee of the Pharmaceutical Shareholders, (iii) Mr. Brian K. Southern, as the nominee of the Informatics Shareholder, (iv) Prof. dr. ir. David N. Reinhoudt, as the nominee of the University Shareholders, (v) Mr. Stan Vermeulen, as the nominee of the Financial Shareholders, and (vi) a nominee of the Board of Managing Directors, as a supervisory director (commissari) of the Company;

               (f)  the  Shareholders  shall  instruct  Stichting   Derdengelden
               Notariaat  Caron & Stevens  to  transfer  the  amounts of Cash by
               telephone   transfer  to  the  Companys   bank  account   number
               66.83.93.858 with ING Bank in Amsterdam;

               (g) the Company shall provide evidence of life insurance cover having been obtained in favor of the Company and on terms reasonably satisfactory to the Parties, on the life and possible permanent disability of Dr Ian Maxwell in the amount of EUR 500,000 (five hundred thousand Euros);

               (h) the Parties shall do all such further acts and execute all such further documents as shall be appropriate to fully effect the transactions contemplated in this Agreement.

               5.3At Completion, all of the following documents shall be executed and/or delivered, or in the case of the employment agreement agreed upon (collectively, the Documentation):

               (a) this Agreement;

               (b) the Company's business principles, substantially in the form as attached hereto as Exhibit 3 (Business Principles);

               (c) the technology transfer agreements (Technology Transfer Agreements) between the Company and respectively Shell International Chemicals B.V., SmithKline and GSE, substantially in the form as attached hereto as respectively Exhibit 4, Exhibit 5 and Exhibit 6;

               (d) the letter of intent between the Company, Shell International Chemicals B.V. and Dr. I.E. Maxwell, substantially in the form as attached hereto as Exhibit 7A;

               (e) the employment agreement between the Company and Dr. I.E. Maxwell, substantially in the form as attached hereto as Exhibit 7B; and

               (f) the secondment agreement between the Company and Generics substantially in the form as attached hereto as Exhibit 8.

               Article 6. Decision Procedure within One Group of Shareholders

               Where each of the different groups of shareholders is required to nominate or appoint a nominee or reach a decision, such nomination or decision needs to be approved by the shareholders representing at least 51 % (fifty one percent) of the voting rights within each such group of shareholders, unless such group of shareholders has adopted an alternative procedure, provided, however, that the general rule as stated above shall prevail in the event the alternative procedure does not properly result in a nomination or decision.

               Article 7. Stock Option Plan

               7.1As soon as possible after Completion, the Shareholders will ensure that the Company adopts a stock option plan for the Companys management, employees and/or advisors (Stock Option
               Plan), substantially in the form as attached hereto as Schedule 4, equal to an amount of 20% (twenty percent) of such number of common shares as is equal to the sum of the numbers of all issued and outstanding Preferred Shares and Common Shares at September 30, 2000. The Stock Option Plan shall be administered by the Board. Upon a refinancing round and upon the recommendation of the Board, the general meeting of shareholders of the Company
               (GMS) shall take into consideration increasing the number of stock options.

               7.2The Shareholders will ensure that under the Stock Option Plan, any shares to be issued in connection with the exercise of any option granted under the Stock Option Plan shall be held in trust by a Stichting Administratiekantoor (the Foundatio) which for that purpose will be incorporated, and that the Foundation, for each of the shares it holds, will issue a depository receipt certificaat van aandeel) to the holder of the option so exercised, through which depository receipt the relevant individual will hold economic ownership of the relevant share without being a shareholder of the Company (and without having a right to vote).

               Article 8. Transfer of Shares

               8.1The Shareholders acknowledge and agree that a Shareholder may transfer, sell, assign, exchange or otherwise dispose of all or any portion of its shares or any interest therein (each a ("Transfer")only upon and subject to the terms and conditions set forth in the Articles and this Article 8. Any attempted Transfer that does not comply with the terms and conditions of this
               Article 8 and the Articles shall be null and void (nietig). The Shareholders shall cause the Company to comply with the requirements of this Article 8 and not to register any Transfer of shares unless the provisions of this Article 8 have been fully complied with, provided, however, that the pledge of shares in connection with a loan document entered into by a Shareholder shall not be considered a Transfer. Notwithstanding, in the event that any such pledge results in a forfeiture, such lender shall be bound by the terms of this Article 8.

               8.2The Shareholders agree that in the event a Shareholder wishes to Transfer some or all of its shares to a transferee who is an affiliate (as defined in article 2:24(b) Netherlands Civil Code) of the transferor, the other Shareholders shall waive their pre-emptive rights set forth in the Articles in respect of such Transfer, provided, however, that:

               (a) the transferor shall procure that the shares so transferred will be re-transferred to the transferor immediately upon such transferee (i) ceasing to be an affiliate of the transferor and/or (ii) being declared bankrupt or suspending all payments; and(b) the provisions of Article 8.3 are complied with.

               The term affiliate with respect to Shell means: N.V. Koninklijke Nederlandsche Petroleum Maatschappij, a Netherlands company, the Shell Transport and Trading Company plc, an English company and any company (Parent Company as defined hereinafter), which is at the time in question directly or indirectly affiliated with these two companies or either of them, whereby for the purpose of this definition:(a) a particular company is directly affiliated with a company or companies if the latter holds/hold shares carrying 50% (fifty percent) or more of the votes exercisable at a general meeting (or its equivalent) of the particular company; and

               (b) a particular company is indirectly affiliated with a company or companies (the Parent Company or Companie") if a series of companies can be specified, beginning with the Parent Company or Companies and ending with a particular company, so related that each company of the series except the Parent Company or Companies is directly affiliated with one or more companies earlier in the series.8.3To effect a Transfer, a transferee of the shares shall execute and deliver to the non-transferring Shareholders and the Company a deed of adherence, substantially in the form as attached hereto as Schedule 5 (Deed of Adherenc) by which the transferee agrees to become a party to and be bound by the terms and conditions of this Agreement, as if such transferee is substituted for the transferring Shareholder as to the shares transferred, and the transferor Shareholder shall discharge all its obligations with respect to those shares arising prior to the date of the Transfer. Upon the execution and delivery of such instrument and such discharge, the transferee shall, subject to any applicable legal requirements, become a Shareholder in the place of the transferor as to the shares transferred and shall have all the rights, powers, duties and obligations as to the shares transferred by the transferor under this Agreement. The transferor shall then cease to be a Shareholder as to those shares and shall have no further rights, powers, duties and obligations under this Agreement in regard to them; provided, however, that the transferor shall remain liable under all of its confidentiality undertakings to the Company and the other Parties under this Agreement as if the transferor had continued to own the shares being transferred with respect to all matters arising prior to the date of the Transfer.


               9.1In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of the Preferred Shares, if any, shall rank on a parity with each other and be entitled to receive, prior and in preference to any distribution of any of the assets of the Company, whether such assets are capital surplus or earnings, to the holders of Common Shares, the amount paid for the subscription of the Preferred Shares plus any declared but unpaid dividends plus 8% (eight percent) interest compounded annually on such shares up to the date fixed for distribution (as adjusted for any stock dividends, combinations, recapitalizations or splits and the like) (collectively, the Preferred Proceeds).

               9.2In the event the assets and funds that pursuant to this article should be distributed to the holders of the Preferred Shares shall be insufficient to fully pay the Preferred Proceeds, then such assets and funds shall be distributed ratably among the holders of the Preferred Shares in proportion to the full preferential amount each such holder is otherwise entitled to receive.

               9.3Any surpluses in assets and funds available for distribution to the Company's shareholders after distribution of the Preferred Proceeds to the holders of the Preferred Shares, if any, shall be distributed among the holders of Common Shares pro rata based on the number of Common Shares held by each holder.

               9.4The Parties hereby agree that in case of a merger, consolidation, reorganization or sale of all or substantially all of the Company's assets, all proceeds of such merger, consolidation, reorganization or sale of all or substantially all of the Company's assets will be distributed as if such proceeds were generated from a liquidation of the Company in which case the provisions of this Article 9 apply mutatis mutandis to such proceeds.

               Article   10.   Conversion   Right10.1Preferred   Shares  may  be
               converted, at any time, into Common Shares at a conversion rate of 1:1.

               10.2Before any holder of Preferred Shares shall be entitled to convert the same into Common Shares, the holder shall give written notice to the Company that the holder elects to convert the same. The Company shall, as soon as practicable thereafter, issue to such holder of Preferred Shares a notice in writing for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted.

               Article 11. Weighted Average Anti-Dilution Adjustment11.1In the event of an issue of new shares each of the Shareholders shall have such pre-emptive rights as contained in the Articles.

               11.2The Shareholders agree not to make use of their right to limit or suspend the pre-emptive rights of any Shareholder in the event of an issue of new shares.

               11.3In the event of any issue of additional Shares (Common or Preferred) in the capital of the Company after Completion for a price per Share less than EUR 10.2167 (ten Euros and twenty-one point sixty-seven eurocents), then the Company shall be obliged to issue to the holder of the Preferred Shares such number of Preferred Shares for a contribution equal to the nominal value of the Preferred Shares per Share as is necessary to achieve a situation in which the price per Share paid for the aggregate number of Shares (including the newly issued Shares) by the holder of the Preferred Shares is equal to the price per Share additionally issued multiplied by a fraction, the numerator of which shall be the number of Shares outstanding after the issuance of additional Shares (excluding the Shares issued pursuant to this Article 11.3) plus the number of Shares the Preferred Shares would purchase if the investment of such holder of the Preferred Shares would have been made for a price per Share equal to the price per Share of the Shares additionally issued to the new shareholder and the denominator shall be the number of Shares outstanding before the issuance of additional Shares and the number of Shares additionally issued to the new shareholder (and excluding the Shares issued pursuant to this Article 11.3). Attached hereto as Schedule 8 is a numerical example of the weighted average anti-dilution adjustment. Each of the Parties hereby irrevocably agrees to such issue of Preferred Shares and to co-operate in all actions and resolutions required for the issuance as contemplated by this Article 11.3.


               11.4 The beneficiaries of this Article 11 are those parties having joined this Agreement prior to May 1, 2000. Article 12. Registration Right.

               12.At the request of 51% (fifty-one percent) of the Shares, such request to be made with the support of the Board and an internationally recognized underwriter, and for an anticipated offering price to the public exceeding EUR 100,000,000 (one hundred million Euros), the Company will apply for all or part of the Shares (the Registration Shares) to be listed on an internationally recognized stock exchange or internationally recognized automated stock quotation system in the European Union or the United States of America (the IP). Prior to the IPO, all Preferred Shares shall be converted into Common Shares. At the IPO, this Agreement shall no longer remain in effect, but the Stock Option Plan (as attached hereto as Schedule 4) remains valid.



               12.2If, at any time, the Company proposes to register any shares in the Company for public sale for its own account or for the account of any shareholder, the Company shall give the Shareholders notice of such proposed registration statement. Upon the written request of the Shareholders delivered to the Company within 30 business days after the receipt of the notice from the Company, which request shall state the number of shares (the (Incidental Shares) that the Shareholders wish to sell or distribute publicly under the registration statement proposed to be filed by the Company, the Company shall use its best efforts to register such Incidental Shares, and to cause such registration to become and remain effective for as long as the Company keeps such registration effective as to such other shares. The Shareholders shall be entitled to deliver a request to register the Incidental Shares to the Company with respect to every proposed registration of shares by the Company. The Company's managing underwriter shall have the right to limit, in whole or in part, the total number of the Incidental Shares to be registered, so long as such limitation is applied on a pro rata basis with respect to all other shares proposed or requested to be registered by other Shareholders.


               12.3The Company shall pay all of the expenses in connection with the registration of the Registration Shares or Incidental Shares, including the costs of reorganization of the Company if required, preparing, printing and filing a registration statement in compliance with any applicable securities laws, qualifying the offering under such securities laws pursuant to which the offering is required to be qualified, accounting and auditing expenses and reasonable fees and expenses of counsel to each Investor provided, however, that the Company shall not be required to pay underwriting discounts and commissions applicable to the Registration Shares and the Incidental Shares.

               12.4The Company shall provide each Shareholder with customary indemnification in connection with any sale by such Shareholder of shares in a public offering pursuant to this Article 12.

               Article 13. Drag-along Right

               13.1At the request of the holders of at least 51 % (fifty one percent) of the voting rights in the Company and until an IPO has been effected, each of the Shareholders shall be obliged to sell and transfer all of their shareholding(s) in the Company for such price per share, and on such other terms as are customary, as may be agreed between the Shareholders and any reasonable bona fide third party, who is prepared to buy all of the shares available for sale.

               13.2In the event of such a request, the Shareholders shall irrevocably appoint a person (the Negotiator) who will be authorized to negotiate the conditions of sale with the third party. Subject to the conditions of the preceding subparagraph 13.1, the Negotiator will be deemed authorized by all Shareholders to negotiate all conditions with the prospective buyer and conclude the contract with such third party on behalf of all Shareholders.

               Article 14. Tag-along Right

               In the event a Shareholder wishes to sell any of its shares in the Company to a bona fide third party, such Shareholder shall be obliged to give the other Shareholders at least 30 days prior written notice of his intention to sell. In such an event the other Shareholder(s) shall have the right (but not the obligation) to demand from the selling Shareholder(s) within 15 days of receipt of such notice that the relevant selling Shareholder also sells the shares held by the other
               Shareholder(s) at the same price per share and on such other terms as are agreed between that selling Shareholder and the third party. This clause becomes null and void at an IPO or after 5 (five) years after Completion.

               Article 15. Redemption Right

               15.1 In the event that the Company has not conducted an IPO (or been purchased) 5 (five) years after Completion, any holder of Preferred Shares participating in this round of financing shall, at its option, have its shares redeemed by the Company, for the greater of (i) the original purchase price (subject to price adjustment) plus 8% (eight percent) interest compounded annually plus any accrued and unpaid dividends whether or not declared, or
               (ii) the fair market value of the shares on an as if converted into Common Shares basis plus any accrued and unpaid dividends. Such amounts may be paid in 4 (four) equal quarterly payments, to the extent permitted under Netherlands law.

               15.2 For a period of 3 (three) years commencing on the fifth anniversary of the Completion Date, no redemption right may be exercised to the extent such exercise of redemption right would result in the Company having less than 35% (thirty-five percent) of its balance sheet value as at the close of the previous tax year.
               Article 16. Limitation on Shareholding

               Notwithstanding anything provided for in this Agreement and/or the Articles, the Shareholders agree that neither any of the Shareholders nor any of the group of Shareholders (the Chemical Shareholder, the Pharmaceutical Shareholders, the Informatics Shareholder, the University Shareholders or the Financial Shareholders) shall be allowed to have a direct or indirect interest in the Company of more than 40% (forty percent) of the voting rights and that the Industry Shareholders shall not be allowed to have a direct or indirect interest in the Company of more than 49% (forty-nine percent).

               Article 17. Dividends

               The Parties agree that the Company shall not make any distributions to the Shareholders from profits or reserves until the net profits after tax exceed the total capital expenditures and research and development needs at the minimum level, as contained in the high growth financial plan in the Business Plan, for a period of 5 (five) years after the date of this Agreement and if and when such distributions are approved by the Supervisory Board.

               Article 18. Reportin

               The Board of Managing Directors shall:

               (a) keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the Business (such books of account and all other records and documents relating to the business affairs of the Company shall be open to inspection by each of the Shareholders during normal business hours and on 2 (two) working days prior notice;

               (b) provide each member of the Board within 15 (fifteen) days from the end of each calendar month with management accounts for such month in a form acceptable to the Shareholders (such accounts to include a balance sheet, a profit and loss account of the prior month and an estimate for the coming month);

               (c) provide each Shareholder within 30 (thirty) days from the end of each quarter with a management report;

               (d) provide each Shareholder as soon as the same are available (and in any event within 3 (three) months after the end of each financing year) with the audited annual accounts of the Company for that financial year, each such audited accounts to be accompanied by an unqualified declaration (verklarin) of the external auditor as meant in article 2:393(5) of the Netherlands Civil Code, or in the case of any future subsidiaries established outside the Netherlands, a comparable unqualified declaration of an external auditor in the respective jurisdictions where any such subsidiary is established;

               (e) each year prepare an annual business plan and budget no later than 75 (seventy five) days prior to the beginning of each financial year;

               (f) keep each Shareholder fully informed as to all its financial and business affairs and in particular shall provide each Shareholder with full details of any actual or prospective material change in such affairs as soon as such details are available; and

               (g) provide each Shareholder within 2 (two) weeks of receipt with copies of all reports and documents drawn up or designated by the auditor, including in any case the management letter.

               Article 19. Representations and Warranties

               Each of the Parties hereto represents and warrants to the other Parties that:

               (a) each Party is a company, and in the case of each of the University Shareholders it is a university under the laws of the Netherlands, duly organized and validly existing under the laws of its incorporation, and has all requisite corporate power and authority to own its property and to conduct its business in the manner presently conducted;

               (b) each Party has full power and authority (corporate or otherwise) to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its articles of association or governing documents;

               (c) except as specifically set forth in this Agreement, no consent, authorization or approval of, filing with, notice to, or exemption by, any person or any governmental instrumentality is required to authorize or is required in connection with the execution, delivery and performance of this Agreement, or is required as a condition to the validity or enforceability of this Agreement;

               (d) this Agreement is its legal and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the
               enforcement  of  creditors   rights   generally  or  by  general
               principles of equity;

               (e) the execution, delivery and carrying out by each Party of the terms of this Agreement will not constitute a default under, conflict with, or require any consent under (other than consents which have been obtained), any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or its assets is bound, which defaults, conflicts and consents, if not obtained, would have a material adverse effect on the rights or obligations of any of the Parties under this Agreement, or the ability of it to perform its obligations hereunder; and

               (f) there is no litigation pending or, to the best of its knowledge, threatened to which any Party is a party and which affects the rights and obligations of the Parties under this Agreement.

               Article 20. Confidentiality

               Each of the Parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of (except for the purpose of the Companys business) any confidential information relating to the Company including but not limited to intellectual property (whether owned or licensed by the Company), lists of customers, reports, notes, memoranda and all other documentary records pertaining to the Company, or its business affairs, finances, suppliers, customers or contractual or other arrangements but excluding any information which is in the public domain (otherwise than through the wrongful disclosure of any party, and any of their successors and predecessors) or which they are required to disclose by law or by the rules of any regulatory body to which the relevant party is subject.

               Article 21. Companys Auditors The Shareholders agree to exercise their voting right in such a manner as is necessary to ensure that one of the (presently five) leading internationally recognized audit firms shall be and continue to be appointed as auditors of the Company. Article 22. Shareholders and Customer Treatment

               Attached hereto as Schedule 6 are the in principle terms of business, pursuant to which the individual Shareholders may place R&D orders with the Company. Furthermore, attached hereto as
               Schedule 7 are the in principle terms of sale and purchase, on which individual Shareholders may purchase equipment and software from the Company.

               Article 23. Notices

               Any notices given in connection with this Agreement must be in writing and may be given by fax and registered mail to the following addresses or, in respect of any of such addresses, to such other address as the recipient may notify to the other Parties for such purpose:

the Company:                          Avantium B.V.
                                     (to be renamed Avantium International B.V.)
                                      Attn: Dr. Ian E. Maxwell

Siriusdreef 17-27,
                                            2132 WT  Hoofddorp
                                            The Netherlands
                                            Tel: +31 23 568 9213
                                            Fax: +31 23 568 9111

Shell:                                      B.V. Licht en Kracht Maatschappij
                                            C/o Maarten Geuze

Badhuisweg 3
                                            1031 CM  Amsterdam
                                            The Netherlands

Tel: +31 20 630 3883
                                            Fax: +31 20

SmithKline:                         SmithKline Beecham Pharmaceuticals
                                            Attn. Peter L. Thurlby
                                            New Frontiers Science Park (North)
                                            Third Avenue
                                            Harlow
                                            Essex CM19 5AW
                                            United Kingdom
                                            Tel: +44 1279 622393

Fax: +44 1279 622749
SRO:                                        S.R. One, Ltd.
                                            Attn. Elaine V. Jones, Ph.D
                                            200 Barr Harbor Drive, Suite 250
                                            Four Tower Bridge
                                            West Conshohocken,
                                            PA 19428-2977
                                            United States of America
                                            Tel: +1 610 567 1019
                                            Fax: +1 610 567 1039

GSE:                                        GSE Systems, Inc.

Attn. Mr. Brian K. Southern
                                            9189 Red Branch Road
                                            Columbia
                                            Maryland 21045
                                            United States of America
                                            Tel: +1 410 772 3588
                                            Fax: +1 410 772 3599

Delft:                                      Delft University of Technology
                                            Attn. J. Krul L.L.M.
                                            Postbus 5
                                            2600 AA  Delft
                                            The Netherlands

Tel: +31 15 278 2964
                                            Fax: +31 15 278 7749

Twente:                                     University of Twente

Attn. Prof. D.N. Reinhoudt
                                            Drienerlaan 5
                                            7522 NB  Enschede
                                            The Netherlands
                                            Tel: +31 53 489 2714
                                            Fax: +31 53 489 2575



Eindhoven:                        Technische Universiteit Eindhoven Holding B.V.
                                            Attn: Drs. B.P. Hiddinga
                                            Den Dolech 2
                                            HG 0.02
                                            Postbus 513
                                            5600 MB  Eindhoven
                                            The Netherlands
 Tel: +31 40 247 4949                       Fax: +31 40 246 7097
enerics:

                                         The Generics Group Limited

Attn. Chris Coggill
                                            Harston Mill
                                            Harston
                                            Cambridge CB2 5NH
                                            United Kingdom
                                            Tel: +44 122 387 5200

Fax: +44 122 387 7201

Alpinvest:                                  Alpinvest Holding NV

Attn. J.J. de Swart
                                            Gooimeer 3
                                            Postbus 5973
                                            1410 AB  Naarden-Vesting
                                            The Netherlands
                                            Tel: +31 35 695 2600
                                            Fax: +31 35 694 7425


               Article 24. Expenses

               24.1 The Parties agree that each shall bear its own costs and expenses with respect to the transactions contemplated by this Agreement, provided, however, that if Completion has been effected, the Company shall pay within 30 (thirty) days after the Completion Date the reasonable out-of-pocket costs of: (i) patent research carried out by Generics; (ii) market research carried out by PricewaterhouseCoopers; (iii) in kind contribution research carried out by PricewaterhouseCoopers and Generics; (iv) incorporation of the Company carried out by the Incorporator; and
               (v)  start-up   expenditures  of  the  Company  financed  by  the
               Incorporator as of January 1, 2000, as incurred by the Incorporator up to and including the Completion Date. The Company shall also bear the fees and expenses of its advisors, Caron & Stevens / Baker & McKenzie and KPMG Corporate Finance N.V.

               24.2 The Company shall reimburse the directors of the Supervisory Board for reasonable travel expenses (not including first-class travel).

               Article 25. Governing Law and Jurisdiction 25.1This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

               25.2The competent courts of Amsterdam, The Netherlands, shall have exclusive jurisdiction over any dispute arising out of or in connection with this Agreement.

               Article 26. Counterparts

               This Agreement may be executed in two or more counterparts (whether original or facsimile counterparts), each of which upon due execution shall be deemed an original and part of the same document.


               Article 27. General Provisions

               27.1This Agreement and its annexes set out the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes all prior discussions, agreements, including, but not limited to, the agreements on the term sheet and understandings of every and any nature between the Parties.

               27.2Amendments to this Agreement must be made in writing in order to be effective and be signed by all Parties to this Agreement.

               27.3In the event of any discrepancies or contradictions between this Agreement and the Articles, this Agreement shall prevail to the extent permitted under the laws of the Netherlands.

               27.4Should any provision of this Agreement be or become partly or entirely invalid, this shall not affect the validity of any of the remaining provisions.

               IN WITNESS WHEREOF, this Agreement has been signed and executed by the Parties hereto in Amsterdam, The Netherlands on February 24, 2000.



___________________________

Avantium B.V.
(to be renamed Avantium International B.V.)
By: [               ]



___________________________                      ___________________________

B.V. Licht en Kracht Maatschappij           B.V. Licht en Kracht Maatschappij
By: [               ]                        By: [               ]




___________________________
SmithKline Beecham Plc.
By: [               ]








___________________________
S.R. One, Limited
By: Mrs. Elaine V. Jones


___________________________

GSE Systems, Inc.
By: Mr. Brian K. Southern


___________________________

Delft University of Technology
By: [               ]


__________________________

University of Twente
By: [               ]


___________________________

Eindhoven University of Technology
By: [               ]


___________________________

The Generics Group Limited
By: [               ]





___________________________

Alpinvest Holding NV
By: [               ]






                                                                    Exhibit 10.7

                                GSE SYSTEMS, INC.
                                 AVANTIUM B. V.
                                SOFTWARE LICENSE
                       AND INTELLECTUAL PROPERTY AGREEMENT

This Software License and Intellectual Property Agreement (Agreement) together with all Exhibits, sets forth all terms and conditions by and between, Avantium B.V. (Avantium) a Dutch company, and GSE Systems, Inc., (GSE) a corporation organized under the laws of Delaware in the U.S., (parties), is for the licensing of GSE's proprietary software, new developments and versions thereof (including the object and source codes thereof), which may be developed by GSE during the term of this Agreement, intellectual property and the underlying intellectual property rights (GSE Products), listed and described in Exhibit A hereto, to Avantium for its internal use and for research and development (R&D) on the GSE Products by Avantium and the creation of new, derivative products (New Software Products) and the use and exploitation thereof by Avantium .

WHEREAS, GSE desires to own an equity interest in Avantium; and,

WHEREAS, Avantium desires to be granted a license with regard to the GSE Products for its own use and to use for R&D so that the GSE Products become the basis for New Software Products; and

WHEREAS, GSE will license the GSE Products in Exhibit A to Avantium in exchange for which Avantium shall convey an equity interest in Avantium to GSE; and,

WHEREAS, any and all New Software Products derived from or arising out of Avantiu's R&D on the GSE Products shall be the joint intellectual property of Avantium and GSE, and GSE will have rights to market, distribute and sell the New Software Products for which GSE shall pay Avantium royalties at a rate(s) to be determined; and,

WHEREAS, Avantium desires to have GSE provide certain resources for use in the development and creation of New Software Products for the benefit of Avantium and GSE.

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows and enter into this Agreement on the day and year entered below.

               1. License and Consideration

               1.1 GSE License to Avantium. GSE hereby grants to Avantium and its subsidiaries and Avantium hereby accepts from GSE the following: (i) a non-transferable, exclusive, irrevocable and perpetual license in accordance with, and subject to, all of the provisions of this Agreement throughout the term of this Agreement to use the source code of the GSE Products; (ii) a non-transferable, non-exclusive, irrevocable and perpetual license in accordance with, and subject to, all of the provisions of this Agreement throughout the term of this Agreement to use the object code of the GSE Products; for the research and development (R&D) of a HSE&S informatics system and the development of New Software Products;

               Promptly after the Effective date GSE shall transfer and disclose to Avantium: the object code(s), the source codes and all other relevant information, data and documentation of the GSE Products. Neither Avantium, nor any shareholder, shall have the right to sell, license or distribute either the GSE Products or the New Software Products, unless this Agreement provides otherwise.

               In the event any Avantium shareholders desire to license any of the GSE Products or New Software Products, the terms of such licensing shall be separately agreed between such shareholder and GSE or Avantium.

               2. Remedies in case of Breach, bankruptcy or Liquidation 2.1 This agreement, the license and rights granted hereunder, shall be irrevocable and perpetual following the Effective Date hereof, subject to the provisions of this Agreement.

               2.2 In the event of a material breach of this Agreement by a party, which breach has not been cured to the satisfaction of the non-breaching party within a period of sixty (60) days after the breaching party has been requested by written notice to do so, the non breaching party can only invoke the following remedies (A or B):

               A. the non-breaching party can seek injunctive relief to force the breaching party to cease and desist its breach immediately; or

               B. (i) Avantium shall only have the right to use the object codes of the GSE Products in order to exploit the developed New Software Products at its own discretion against the payment of one time (lump sum) fee of US$ 965,000.= to GSE;

               (ii) Avantium shall return immediately the source codes of the GSE Products to GSE and delete or destroy all copies thereof;
               (iii) GSE and Avantium will grant each other the irrevocable, perpetual and royalty free right to exploit the New Software Products (together with the related object- and sources codes) at their own discretion; (iv) GSE shall assign and transfer immediately all its preferred and common shares in Avantium to Avantium; (v) Avantium shall pay to GSE the difference between the value of these shares at the moment these shares were conveyed to GSE and the fair market value of the shares at the moment of the aforementioned assignment and transfer, which fair market value will be determined in accordance with the Subscription and Shareholders Agreement, provided and when sufficient capital is available; (vi) all payments due and owing either party shall be made immediately; (vii) for a period of one year, but no longer than one year, after termination of this Agreement, unless GSE waives such time, Avantium shall offer to GSE any improved new, updated, upgraded, revised, reformatted, modified, similar or renamed version of the New Software Products, pursuant to Section 10.3.; which remedies (i through vii) can only be invoked together, and not separately or individually.

               2.3 In the event: - an order is made or resolution is passed for the winding-up of GSE, or a provisional liquidator is appointed in respect of GSE, or an administration order is made in respect of GSE, a receiver (which expression shall include an administrative receiver) is appointed in respect of GSE or all or any of its assets, and is not discharged within a period of 30 days or any voluntary arrangement is proposed in respect of GSE; or, - GSE ceases to exist or to carry on (i) the business for which it was created or incorporated or (ii) the business which is essential for the purpose of this Agreement; Avantium can only invoke the following remedies, which remedies only can be invoked together, and not separately or individually: (i) all the provisions of the Agreement shall terminate immediately, with exception of the granted non-transferable, exclusive, perpetual, irrevocable and perpetual license to Avantium as set forth in
               Section 1.1; (ii) Avantium shall be granted an exclusive, perpetual, irrevocable, royalty free license and right to use and to exploit the developed New Software Products at its own discretion; (iii) all payments due and owing either party shall be made immediately.

               2.4 In the event: - an order is made or resolution is passed for the winding-up of Avantium, or a provisional liquidator is appointed in respect of Avantium, or an administration order is made in respect of Avantium, a receiver (which expression shall include an administrative receiver) is appointed in respect of Avantium, all or any of its assets, and is not discharged within a period of 30 days or any voluntary arrangement is proposed in respect of Avantium; or, - Avantium ceases to exist or to carry on (i) the business for which it was created or incorporated or
               (ii) the business which is essential for the purpose of this Agreement; - GSE can only invoke the following remedies, which remedies only can be invoked together, and not separately or individually: (i) all the provisions of the Agreement shall terminate immediately; (ii) GSE shall be granted an exclusive, perpetual, irrevocable, royalty free license and right to use and to exploit the developed New Software Products at its own discretion; (iii) all payments due and owing either party shall be made immediately.

               2.5 The above remedies are the sole remedies of parties and each party hereby waives all its rights to terminate this Agreement, including its right to terminate under statutory law, article 6:
               265 Burgerlijk Wetboek (Dutch Civil Code) and its right to invoke the obligation to undo and its right to compensation for damage, other than explicitly set forth in this Agreement.

               3. Ownership of New Software Products and Intellectual  Property.

               3.1 New Software Products. The following are definitions of the various forms of New Software Products:

               3.1.1 HSE&S Modules (HSE Module), The newly developed modules specifically developed for the purpose of Avantium that are a derivative of or extension of GSE Products including the object and source code and all relevant information, data and documentation, and compensated for as described in the Section 10.1.

               3.1.2 HSE&S New Software Products (HSE Product), The newly developed products specifically developed by Avantium and GSE for the purpose of Avantium, including the object and source code and all relevant information, data and documentation, and compensated for as described in the Section 10.1.

               3.2 Underlying Intellectual Property Rights. Without prejudice to Sections 3.5 and 3.6, all of the underlying intellectual property rights (such as copyrights, patent rights and trademark rights) contained in or with respect to the New Software Products shall be co-owned by and be proprietary to Avantium and GSE together, and Avantium and GSE shall be acknowledged as the owners of such Intellectual Property rights. GSE shall have the right to seek patent, copyright, trademark protection or related notices or applications anywhere in the world in respect to its co-ownership of the New Software Products and underlying intellectual property rights in the joint names of Avantium and GSE. Both parties shall cooperate fully and completely and do whatever acts are necessary to aid Avantium and GSE in obtaining full and complete protection for said proprietary, intellectual property rights in any country or jurisdiction in the world that Avantium and GSE mutually select.

               3.3 Avantium and GSE agree that both parties will provide the necessary assistance in obtaining the necessary intellectual property rights referred to in Section 3.2. GSE shall be solely responsible for the filing and the costs of filing, application, registration and maintenance of the intellectual property rights.

               3.4 Product Displays and Notices. Neither party shall be responsible or liable to the other party for damages, payment or otherwise, if the New Software Products become embedded in or co-mingled with an operating system resulting in a loss of the display identifying information about the other party and its contribution to the New Software Products. Neither party will remove any copyright, patent right, trademark right and/or confidentiality notices from, or assert any claim of ownership to, the New Software Products.

               3.5 The ownership of any information, data and software, further developments and versions thereof (including the underlying intellectual property rights) which have been solely developed by Avantium and which do not contain any confidential information received from GSE under this Agreement remain and shall be exclusively vested in Avantium.

               3.6 The ownership of the GSE Products, any information, data and software, further developments and versions thereof (including the underlying intellectual property rights) which have been solely developed by GSE and which do not contain any confidential information received from Avantium under this Agreement remain and shall be exclusively vested in GSE.

               4. Relationship of Parties.

               4.1 The parties are signatories to a Subscription and Shareholders' Agreement dated February 24, 2000, which specifies the respective rights and obligations in regard thereto. In respect of this Agreement, GSE and Avantium will each act and take affirmative steps to market and promote each other's products in accordance with their standard business practices. Neither party shall misrepresent or make any negative statements about the other, its products or services and each party shall indemnify the other with respect to such misrepresentation or negative statement. Neither party is responsible to any end user for the quality or services of the other.

               4.2 Except as expressly set forth herein, no right, title or interest in or license to, any patents, trade secrets, copyrights, other intellectual property rights or rights to the GSE Products or New Software Products is granted or conveyed to the other party pursuant to this Agreement.

               5. Names and Trademarks.

               Nothing in this Agreement grants to either party the right to use or display the trademarks, trade names, logos or service marks of the other party, except as provided herein. Avantium agrees to submit to GSE for written approval, and GSE agrees to submit to Avantium for written approval, any marketing materials which may use or display any trademark, trade name, logo or service mark of Avantium and GSE respectively. Each party at its sole discretion may accept or reject the other party's use of such marketing materials. In accordance with this Agreement, each party may make general reference to the fact the parties hereto have entered into a cooperative development and business alliance of which GSE is a member as a shareholder in Avantium.

               6. Confidentiality.

               6.1 Each party acknowledges that it may receive information regarding the GSE Products, Avantium products and New Software Products from the other party that the providing party regards as confidential and proprietary. To the extent that such confidential information had been disclosed by the providing party to the receiving party in writing marked Confidential, or orally or visually disclosed and summarized in writing and delivered by the providing party to the receiving party within thirty (30) days of such disclosure, such information shall be Confidential for the purpose of this Article.

               6.2 Other than as expressly contemplated herein, neither party shall disclose, provide or otherwise make available to any third party (including a prospective client) any confidential information of the other party except to the extent necessary to exploit its rights granted under this Agreement and provided such third party has agreed to confidentiality obligations no less stringent than those assumed by the receiving party hereunder. Each party agrees that it will protect the confidential information of the other through the exercise of at least reasonable care, and in no event less protection and care than is customarily used in safeguarding its own confidential or proprietary information of a similar nature.

               6.3 In no event shall either party use any confidential information of the other party except to the extent necessary to effect the provisions and purposes, as expressly contemplated under the terms of this Agreement.

               6.4 The foregoing shall not prohibit or limit a party's use of information, including but not limited to ideas, concepts, know how, techniques and methodologies, which (a) are or become part of the public domain through no breach of the confidentiality provisions of this Agreement; (b) are rightfully obtained by the receiving party from a third party without restriction; (c) are already and rightfully known to or independently developed by the receiving party.

               7. Limited Warranty.

               7.1 GSE represents and warrants that it is the rightful owner of the GSE Products and that it is allowed to grant the rights herein to Avantium.

               7.2 In accordance with its standard license provisions, GSE will provide a twelve (12) month warranty on the GSE Products. With regard to GSE Products and New Software Products, GSE makes no further warranty, either express or implied, including but not limited to implied warranties of merchantability or fitness for a particular purpose, and all other warranties are hereby disclaimed. Notwithstanding anything contained in this Agreement, GSE makes no representation, warranty, or guaranty that Avantium's use of the GSE Products or New Software Products will be uninterrupted or error free.

               7.3 Avantium provides no warranty, either express or implied, including but not limited to implied warranties of merchantability or fitness for a particular purpose towards GSE with regard to any New Software Product, and all other warranties are hereby disclaimed. Notwithstanding anything contained in this Agreement, Avantium makes no representation, warranty, or guaranty that GSEs use of the New Software Products will be uninterrupted or error free.

               8. Limitation of Liability

               8.1 Except as otherwise provided in Section 9, GSE's liability, if any, to Avantium for claimed loss or damage, whether based on contract, tort, strict liability or any other legal theory, shall be strictly limited to the payments made by Avantium under this Agreement.

               8.2 Avantium's liability, if any, to GSE for claimed loss or damage, whether based on contract, tort, strict liability or any other legal theory, shall be strictly limited to the payments made by GSE under this Agreement.

               8.3 The warranties and commitments expressly set forth in this agreement are in lieu of all other obligations or liabilities on the part of each party for damages or other relief, including, without limitation, special, indirect, incidental, or consequential damages that in any way arise from or are in connection with the use and/or performance of the GSE Products or New Software Products.

               9. Intellectual Property Indemnification

               9.1 GSE will indemnify Avantium against any loss or liability awarded by final judgment of a court of competent jurisdiction based on a suit that the GSE Products infringe or misappropriate any patent, copyright, trademark, trade secret, or other proprietary right. Avantium shall promptly notify GSE in writing of any such suit or threatened suit. Avantium shall provide GSE all information and reasonable assistance for the defense of the same. GSE shall have no liability for any such claim of infringement or misappropriation to the extent that it is based on the use of services and/ or software not specifically supplied by GSE, which have been used in combination with a GSE Product or New Software Products. GSE shall have absolute discretion with respect to the defense and settlement of any such suit, legal proceeding, or claim.

               9.2 In the event a third party claims that a New Software Product infringes or misappropriates any patent, copyright, trademark, trade secret, or other proprietary right, each party will promptly notify the other party in writing of any such claim. Each party will provide the other party all information and reasonable assistance for the defense of the same. Parties will decide in mutual agreement, how such claim will be dealt with. Each party will bear 50% of all the (legal) costs and (attorney) fees as well as the awarded claims. Avantium shall have no liability for any such costs, fees and claims of infringement to the extent that it is based on the use of services and/ or software added, used or supplied by GSE, which have been used in combination with a New Software Product.

               9.3 If a GSE Product becomes, or if in GSE's sole judgment appear might become subject to a third party infringement claim, GSE in its sole discretion may: i) procure at no cost to Avantium from the third party the right to allow Avantium to continue to use the GSE Product ; ii) modify or replace at GSE's own costs that portion of the GSE Product which is alleged to be infringing. In the event the foregoing options are not reasonably practical, GSE, in its sole judgment, may terminate the license for such GSE Product and return to Avantium the license valuation for such GSE Products on the Effective Date of this Agreement, pro rated over a 5 (five) year period from such date.

               9.4 If a New Software Product becomes, or if in both parties judgment appear might become subject to a third party infringement claim, both parties shall: i) procure from the third party the right to allow Avantium and GSE to continue the use, distribution and sale of that New Software Product; ii) modify or replace that portion of that New Software Product which is alleged to be infringing; or iii) in the event that the foregoing options are not reasonably practical, cease and desist the use, distribution and sale of that New Software Product.

               9.5 The foregoing states the entire liability of each party with respect to the infringement of any copyrights, patents, trademarks, trade secrets, or other proprietary rights pertaining to the GSE Products and any New Software Products.

               10. Development costs and Exclusive Distributor of New Software Products.

               10.1 All costs, expenditures (including costs of third parties involved) with regard to the development of a New Software Product by Avantium will be borne by both parties equally. Each party shall appoint a person(s) responsible for determining the project development, including release date, of any proposed New Software Product.

               10.2 A New Software Product will be deemed to be developed once a full product acceptance has been made by both GSE and Avantium. During the first two years after the development of a New Software Product both parties will decide in mutual agreement whether the New Software Product will be brought on the market. It is expressly understood by both parties that each party has a veto right with regard to the decision to bring a New Software Product on the market during those first two years. After the expiration of those two years GSE may decide at its own discretion whether such New Software Product will be brought on the market, provided however that GSE accepts the exclusive distribution license agreement offered by Avantium, as set forth in Section 10.3. If GSE refuses such exclusive distribution agreement, Avantium can decide at its own discretion to bring such New Software Product on the market whether or not by appointing a third party or parties as its distributor(s), with GSE being entitled to the same royalty as defined in Section 10.3.

               10.3 Avantium hereby grants to GSE the first right of refusal to be appointed as the sole and exclusive distributor of each such New Software Product and all upgraded, revised, reformatted, modified, similar or renamed version and improvement of each such New Software Product for which distribution license GSE shall pay to Avantium a royalty of ten per cent (10%) of the revenues realized by GSE as a result of the distribution of the New Software Product, which royalty shall increase if the revenues exceed a certain amount, to be decided by both parties with regard to each distribution license. Furthermore in such distribution license agreement standard provisions mutually agreeable to GSE and Avantium will be inserted.

               10.4 Avantium Shareholders will be entitled to acquire licenses of the HSE Module and HSE Products as developed under this Agreement at a preferred status for a term; the duration and cost of which shall be determined at the time by mutual agreement of the Avantium Board and GSE, but not longer than one year after completion of each New Software Product.

               11. Marketing and Sales.

               11.1 Avantium shall advise GSE of potential users of the New Software Product(s) so that GSE may consider its marketing and
               sales  activities   accordingly.

               11.2 Avantium shall furnish information kits for marketing purposes which shall include GSE overviews, organization and contact information, New Software Product(s) description and positioning information and suggested lead qualification questions. All of the information shall be subject to GSE's approval and Avantium shall not distribute any information kits without GSE's prior written approval. All costs, expenditure (including costs of third parties involved) with regard to the information kits will be borne by both parties equally.

               11.3 The parties agree to inform appropriate personnel in each company about this Agreement and provide mutually agreed upon training to personnel needing same to ensure that such personnel are knowledgeable about the GSE Products and New Software Products and informed of all improvements, changes, upgrades and changes to the GSE Products and New Software Products. The parties shall inform such personnel that they are subject to the confidentiality provisions set forth in Section 6 hereof.

               12. General Provisions.

               12.1 The parties agree that in the event of a breach of the provisions of the Sections on: Names and Trademarks; Confidentiality and Non-solicitation, money damages alone may not be an adequate remedy; in such event, the aggrieved party may, in addition to such other equitable and legal relief which may be available, seek the entry of injunctive relief by a court of competent jurisdiction.

               12.2 To the extent that GSE Products and New Software Products are subject to the U.S. Export Administration Regulations, Avantium will comply with such regulations. To assist Avantium in such compliance, GSE shall promptly advise Avantium in writing the Export Control Classification Number (ECCN) of all GSE Products and New Products.

               12.3 For the term of this Agreement and for one (1) year after its termination, neither party will, without the other's prior written consent, knowingly employ or independently contract for Agreement related services of any employee from either party

               12.4 This Agreement shall be governed by and construed in accordance with the laws of The Netherlands without giving effect to any conflict of laws principles. The competent courts of Amsterdam, the Netherlands shall have exclusive jurisdiction over any dispute arising out of or in connection with this Agreement.
               .
               12.5 This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein and shall supersede all prior endorsements, representations and understanding pertaining thereto.

               12.6 This Agreement may not be modified, except in writing signed by both parties. If any of the provisions of this Agreement are held invalid, such provisions shall be deemed severed and the remaining provisions shall remain in full force and effect.

               12.7 This Agreement may not be assigned or transferred, nor may rights or obligations be delegated, without the prior written Agreement of the parties. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, as well as their respective successors and assigns.

               12.8 Failure of any party to enforce in any one of more instances, any of the terms or conditions of this Agreement shall not be construed as a waiver of the future performance of any such terms or conditions
 .
               12.9 This Agreement shall come into force on the date on which the Subscription and Shareholders Agreement comes into full force, all conditions precedent having been met (the Effective
               Date).

               12.10 Any notices given in connection with this Agreement must be in writing and may be given by fax and registered mail to the following addresses or, in respect of any of such addresses, to such other address as the recipient may notify to the other Party for such purpose:

              the Company: Avantium B.V.
                                    Attn: Dr. I.E. Maxwell
                                    Siriusdreef 17-27
                                    2132 WT  Hoofddorp
                                    The Netherlands
                                    Tel: +31 23 568 9213
                                    Fax: +31 23 568 9111

              GSE:                  GSE Systems, Inc.
                                    Attn: Brian K. Southern
                                    9189 Red Branch Road,
                                    Columbia
                                    Maryland 21045
                                    USA
                                    Tel: +1 410 772 3588
 ....................................Fax: +1 410 772 3599


IN WITNESS WHEREOF, the parties agree to and accept the terms herein and have caused this Agreement to be signed by their authorized representatives as of the Effective Date.

GSE SYSTEMS, INC.                   AVANTIUM B. V.

Brian K. Southern                           Dr. Ian Maxwell
Name (typed or printed)                     Name (typed or printed)

______________________________      _______________________________
Signature                                            Signature

Senior Vice President                                CEO
Title                                                Title

February 24, 2000                           February 24, 2000
Date                                                 Date

9189 Red Branch Road                                 Siriusdreef 17-27
Columbia, Maryland 21045                    2132 WT  Hoofddorp
USA                                                  The Netherlands
Address                                     Address

EXHIBIT A



GSE PRODUCTS





A.       BatchCAD Version 7.0 or later
B.       BatchWizard Version 1.0 or later
C.       VPbatch Version 1.3 or later
D.       SimSuite Pro Version 3.0 or later
E.       TotalVision Version 1.1 or later